UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26025	76-0586680
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2925 Briarpark, Suite 1050 Houston, Texas 77042 (Address of principal executive offices, including ZIP code)
(713) 499-6200 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation ofthe registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 31, 2009, the Compensation Committee of the Board of Directors of U.S. Concrete, Inc. (the “Company”) approved an amendment (the “Amendment”) to the Severance Agreement between the Company and Terry Green, the Company’s Senior Vice President - Operations. Pursuant to the Amendment, Mr. Green will immediately serve as the interim General Manager of the Company’s Dallas/Ft. Worth operations. During this interim period, Mr. Green’s base compensation and benefits will remain unchanged, but he will receive $800.00 per month to cover expenses while living in Dallas.

Upon the conclusion of Mr. Green’s temporary assignment in Dallas, he will assume the position of the Company’s Equipment Manager for an initial term of 1 year. As Equipment Manger, Mr. Green’s annual base salary will be reduced to $135,000. In the event of a change in control of the Company during his service as Equipment Manager, his severance benefits will be based on his salary as Senior Vice President – Operations for a change in control during his first year, and on his salary as Equipment Manager for a change in control during any renewal period. Upon the expiration of his term as Equipment Manager, Mr. Green will retire from the Company.

Item 9.01            Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit
10.1	Second Amendment to Severance Agreement, dated as of August 31, 2009, by and between U.S. Concrete, Inc. and Terry Green

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: September 1, 2009	By: /s/ Robert D. Hardy
Robert D. Hardy
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
10.1	Second Amendment to Severance Agreement, dated as of August 31, 2009, by and between U.S. Concrete, Inc. and Terry Green